                                                                   EXHIBIT 3.4.1

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED ARTICLES OF INCORPORATION OF

                           ARTISAN COMPONENTS, INC.


     Mark R. Templeton and Beth Bartel certify that:

     1. They are the President and Secretary, respectively, of Artisan Components, Inc., a California corporation.

     2. So much of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

          "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 25,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 6,871,460. 4,527,598 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and 2,343,862 shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"; and the Series B Preferred, collectively with the Series A Preferred, the "Preferred Stock")."

is hereby amended to read in its entirety as follows:

          "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 50,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 3,435,736. 2,263,802 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and 1,171,934 shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"; and the Series B Preferred, collectively with the Series A Preferred, the "Preferred Stock").

          Upon the filing of this Certificate of Amendment, each outstanding share of Common Stock of this corporation shall be combined into .5 of a share of Common Stock, each outstanding share of Series A Preferred Stock shall be combined into .5 of a share of Series A Preferred Stock, and each outstanding share of Series B Preferred Stock shall be combined into .5 of a share of Series B Preferred Stock. No fractional shares will be issued upon such stock split; any fractional shares will be rounded to the nearest whole share.

          The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock."

     3. Section 1, Article III of the Restated Articles of Incorporation of this corporation shall be amended to read in its entirety as follows:

          "The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $1.5461 and $3.77 per share, per annum, respectively. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Preferred Stock has been paid or set apart."

     4. Section 2, Articles III(a) and (b) of the Restated Articles of Incorporation of this corporation are hereby amended to read in their entirety as follows:

          "(a) In the event of a Liquidation before March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such Preferred, an amount equal to the greater of (i) $1.5461 per share of Series A Preferred or $3.77 per share of Series B Preferred, respectively (as adjusted for stock dividends, stock splits, stock combinations and the like, their respective "Original Purchase Price"), plus an amount equal to a 25% rate of return compounded annually on the Original Purchase Price from the date of issuance of the first share of Series A Preferred or Series B Preferred, respectively, issued to the date of Liquidation, plus all declared and unpaid dividends thereon to the date fixed for distribution of assets, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred, respectively, were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred or Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (in the aggregate, the "Liquidation Preference Amount"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Liquidation Preference Amount, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (b) In the event of a Liquidation occurring on or after March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $1.5461 per share of each share of Series A Preferred or $3.77 per share of each share of Series B Preferred, respectively, then held by them (as adjusted for any stock dividends, stock splits, recapitalizations, combinations, consolidations, or the like, with respect to shares of the Preferred Stock), plus an amount equal to any declared but unpaid dividends on the Preferred Stock, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred and Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (the "Preference"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Preference, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full."

     5. So much of Section 4(a), Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

          "The Conversion Price per share of Series A Preferred shall be $0.77305 and the per share Conversion Value of Series A Preferred shall be $0.77305. The Conversion Price per share of Series B Preferred shall be $1.885 and the per share Conversion Value of Series B Preferred shall be $1.885. The Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred or Series B Preferred is convertible is hereinafter referred to as the Conversion Rate of such share."

is hereby amended to read in its entirety as follows:

          "The Conversion Price per share of Series A Preferred shall be $1.5461 and the per share Conversion Value of Series A Preferred shall be $1.5461. The Conversion Price per share of Series B Preferred shall be $3.77 and the per share Conversion Value of Series B Preferred shall be $3.77. The Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred or Series B Preferred is convertible is hereinafter referred to as the Conversion Rate of such share."

     6. Section 4(d)(i)(4)(B) of Article III of the Restated Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

          "(B) shares of Common Stock issued to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors;"

     7. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the Board of Directors.

     8. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The authorized number of shares of Common Stock is 25,000,000, of which 5,694,933 are issued and outstanding. The authorized number of shares of Preferred Stock is 6,871,460, 4,527,598 of which have been designated Series A Preferred and all of which are issued and outstanding and 2,343,862 of which have been designated Series B Preferred, 2,243,862 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

Date: November 24, 1997


                                     /s/ Mark R. Templeton
                                    ____________________________________________
                                    Mark R. Templeton, President


                                     /s/ Beth Bartel
                                    ____________________________________________
                                    Beth Bartel, Secretary

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED ARTICLES OF INCORPORATION OF

                          VLSI LIBRARIES INCORPORATED


     Mark R. Templeton and Beth Bartel certify that:

     1. They are the President and Secretary, respectively, of VLSI Libraries Incorporated, a California corporation.

     2. Article I of the Restated Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

                                      "I

     The name of the corporation is Artisan Components, Inc."

     3. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The authorized number of shares of Common Stock is 25,000,000, of which 11,025,158 are issued and outstanding. The authorized number of shares of Preferred Stock is 6,871,460, 4,527,598 of which have been designated Series A Preferred and all of which are issued and outstanding and 2,343,862 of which have been designated Series B Preferred, 2,243,862 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

Date: March 24, 1997



                                            /s/ Mark R. Templeton
                                        ----------------------------------------
                                        Mark R. Templeton, President



                                            /s/ Beth Bartel
                                        ----------------------------------------
                                        Beth Bartel, Secretary

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED ARTICLES OF INCORPORATION OF

                          VLSI LIBRARIES INCORPORATED


     Mark R. Templeton and Beth Bartel certify that:

     1. They are the President and Secretary, respectively, of VLSI Libraries Incorporated, a California corporation.

     2. So much of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

          "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 3,435,730. 2,263,799 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and 1,171,931 shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"; and the Series B Preferred, collectively with the Series A Preferred, the "Preferred Stock").

          The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock."

is hereby amended to read in its entirety as follows:

          "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 25,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 6,871,460. 4,527,598 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and 2,343,862 shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"; and the Series B Preferred, collectively with the Series A Preferred, the "Preferred Stock").

          Upon the filing of this Certificate of Amendment, each outstanding share of Common Stock of this corporation shall be split up and converted into two (2) shares of Common Stock, each outstanding share of Series A Preferred Stock shall be split up and converted into two (2) shares of Series A Preferred Stock, and each outstanding share of Series B Preferred Stock shall be split up and converted into two (2) shares of Series B Preferred Stock. No fractional shares will be issued upon such stock split; any fractional shares will be rounded to the nearest whole share.

          The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock."


     3. Section 1, Article III of the Restated Articles of Incorporation of this corporation shall be amended to read in its entirety as follows:

          "The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.077305 and $0.1885 per share, per annum, respectively. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Preferred Stock has been paid or set apart."

     4. So much of Section 2, Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

          "(a) In the event of a Liquidation before March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such Preferred, an amount equal to the greater of (i) $1.5461 per share of Series A Preferred or $3.77 per share of Series B Preferred, respectively (as adjusted for stock dividends, stock splits, stock combinations and the like, their respective "Original Purchase Price"), plus an amount equal to a 25% rate of return compounded annually on the Original Purchase Price from the date of issuance of the first share of Series A Preferred or Series B Preferred, respectively, issued to the date of Liquidation, plus all declared and unpaid dividends thereon to the date fixed for distribution of assets, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred, respectively, were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred or Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (in the aggregate, the "Liquidation Preference Amount"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Liquidation Preference Amount, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (b) In the event of a Liquidation occurring on or after March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $1.5461 per share of each share of Series A Preferred or $3.77 per share of each share of Series B Preferred, respectively, then held by them (as adjusted for any stock dividends, stock splits, recapitalizations, combinations, consolidations, or the like, with respect to shares of the Preferred Stock), plus an amount equal to any declared but unpaid dividends on the Preferred Stock, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred and Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (the "Preference"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Preference, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full."

is hereby amended to read in its entirety as follows:

          "(a) In the event of a Liquidation before March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such Preferred, an amount equal to the greater of (i) $0.77305 per share of Series A Preferred or $1.885 per share of Series B Preferred, respectively (as adjusted for stock dividends, stock splits, stock combinations and the like, their respective "Original Purchase Price"), plus an amount equal to a 25% rate of return compounded annually on the Original Purchase Price from the date of issuance of the first share of Series A Preferred or Series B Preferred, respectively, issued to the date of Liquidation, plus all declared and unpaid dividends thereon to the date fixed for distribution of assets, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred, respectively, were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred or Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (in the aggregate, the "Liquidation Preference Amount"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Liquidation Preference Amount, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (b) In the event of a Liquidation occurring on or after March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $0.77305 per share of each share of Series A Preferred or $1.885 per share of each share of Series B Preferred, respectively, then held by them (as adjusted for any stock dividends, stock splits, recapitalizations, combinations, consolidations, or the like, with respect to shares of the Preferred Stock), plus an amount equal to any declared but unpaid dividends on the Preferred Stock, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred and Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (the "Preference"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Preference, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full."

     5. So much of Section 4(a), Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

          "The Conversion Price per share of Series A Preferred shall be $1.5461 and the per share Conversion Value of Series A Preferred shall be $1.5461. The Conversion Price per share of Series B Preferred shall be $3.77 and the per share Conversion Value of Series B Preferred shall be $3.77. The Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred or Series B Preferred is convertible is hereinafter referred to as the Conversion Rate of such share."

is hereby amended to read in its entirety as follows:

          "The Conversion Price per share of Series A Preferred shall be $0.77305 and the per share Conversion Value of Series A Preferred shall be $0.77305. The Conversion Price per share of Series B Preferred shall be $1.885 and the per share Conversion Value of Series B Preferred shall be $1.885. The Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred or Series B Preferred is convertible is hereinafter referred to as the Conversion Rate of such share."

     6. Section 4(d)(i)(4)(B) of Article III of the Restated Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

          "(B) up to 4,582,792 shares of Common Stock issued to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the

     Board of Directors;"

     7. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the Board of Directors.

     8. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The authorized number of shares of Common Stock is 15,000,000, of which 5,478,517 are issued and outstanding. The authorized number of shares of Preferred Stock is 3,435,730, 2,263,799 of which have been designated Series A Preferred and all of which are issued and outstanding and 1,171,931 of which have been designated Series B Preferred, 1,121,931 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

Date: January 27, 1997



                                            /s/ Mark R. Templeton
                                        ----------------------------------------
                                        Mark R. Templeton, President



                                            /s/ Beth Bartel
                                        ----------------------------------------
                                        Beth Bartel, Secretary

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED ARTICLES OF INCORPORATION OF

                          VLSI LIBRARIES INCORPORATED


     Mark R. Templeton and Beth Bartel certify that:

     1. They are the President and Secretary, respectively, of VLSI Libraries Incorporated, a California corporation.

     2. Article III of the Restated Articles of Incorporation of this corporation is amended to read in full as follows:

                                     "III.

     This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 3,435,730. 2,263,799 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and 1,171,931 shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"; and the Series B Preferred, collectively with the Series A Preferred, the "Preferred Stock").

     The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

1.        Dividends.
          ----------

          The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.15461 and $0.377 per share, per annum, respectively. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Preferred Stock has been paid or set apart.

2.        Liquidation Preference.
          ----------------------

          In the event of any liquidation, dissolution, or winding up of the Corporation ("Liquidation"), either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

     a. In the event of a Liquidation before March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such Preferred, an amount equal to the greater of
          (i) $1.5461 per share of Series A Preferred or $3.77 per share of Series B Preferred, respectively (as adjusted for stock dividends, stock splits, stock combinations and the like, their respective "Original Purchase Price"), plus an amount equal to a 25% rate of return compounded annually on the Original Purchase Price from the date of issuance of the first share of Series A Preferred or Series B Preferred, respectively, issued to the date of Liquidation, plus all declared and unpaid dividends thereon to the date fixed for distribution of assets, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred, respectively, were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred or Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (in the aggregate, the "Liquidation Preference Amount"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Liquidation Preference Amount, the holders of the Series A Preferred or Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     b. In the event of a Liquidation occurring on or after March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $1.5461 per share of each share of Series A Preferred or $3.77 per share of each share of Series B Preferred, respectively, then held by them (as adjusted for any stock dividends, stock splits, recapitalizations, combinations, consolidations, or the like, with respect to shares of the Preferred Stock), plus an amount equal to any declared but unpaid dividends on the Preferred Stock, or (ii) the amount of any such distribution as though the holders of the Series A Preferred or Series B Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred and Series B Preferred, respectively, are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (the "Preference"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred and Series B Preferred the full Preference, the holders of the Series A Preferred or

          Series B Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     c. After payment or setting apart of payment of the Liquidation Preference Amount or the Preference, as the case may be, the holders of Common Stock shall be entitled to receive the remaining assets of the corporation pro rata based upon the number of shares held by such holders of Common Stock.

     d. For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a sale of all or substantially all of the assets of the Corporation, or the undertaking by the Corporation of a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be treated as a liquidation, dissolution or winding up of the Corporation.

     e. Any securities to be delivered to the holders of Preferred Stock pursuant to Section 2(a) or 2(b) above shall be valued as follows:

          i. Securities not subject to investment letter or other similar restrictions on free marketability:

               (1)       If traded on a securities exchange, the value shall be
                    deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

               (2)       If actively traded over-the-counter, the value shall be
                    deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

               (3)       If there is no active public market, the value shall be
                    the fair market value thereof, as mutually determined by the Corporation and the holders of Preferred Stock which would been entitled to receive such securities or the same type of securities and which Preferred Stock represents at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          ii. The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections 2(e)(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of Preferred Stock which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     f. In the event the requirements of Section 2(e) are not complied with, the Corporation shall forthwith either:

          (i) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with, or

          (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(h) hereof.

     g. As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to the repurchase by the corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to any agreement providing for the right of said repurchase.

3.        Voting Rights.
          -------------

          Holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matters upon which holders of Common Stock have the right to vote. Except as otherwise required by law or by Section 6 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

4.        Conversion.
          ----------

          The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     a.        Right to Convert.  Each share of Preferred Stock shall be
               ----------------
     convertible, at the
          option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Series A Preferred and Series B Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price (as hereinafter defined) per share in effect for the Series A Preferred and Series B Preferred into the per share Conversion Value (as hereinafter defined) of such series.

          The Conversion Price per share of Series A Preferred shall be $1.5461 and the per share Conversion Value of Series A Preferred shall be $1.5461. The Conversion Price per share of Series B Preferred shall be $3.77 and the per share Conversion Value of Series B Preferred shall be $3.77. The Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred or Series B Preferred is convertible is hereinafter referred to as the Conversion Rate of such share.

     b.        Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
          automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation with an aggregate offering price to the public of not less than $10,000,000. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

     c.        Mechanics of Conversion.  No fractional shares of Common Stock
               -----------------------
          shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     d.        Adjustments for Diluting Issues.
               -------------------------------

          (i). Special Definitions.  For purposes of this Section 4(d), the
               -------------------
               following definitions shall apply:

               (1)       `Options' shall mean rights, options or warrants to
                          -------
                    subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2)       `Original Issue Date' with respect to Series A
                          -------------------
                    Preferred means the date on which the first shares of such series were first issued, and with respect to Series B Preferred means the date on which the first shares of such series were first issued.

               (3)       `Convertible Securities' shall mean securities (other
                          ----------------------
                    than the Common Stock) convertible into or exchangeable for Common Stock.

               (4)       `Additional Shares of Common Stock' shall mean all
                          ---------------------------------
                    shares of Common Stock and Convertible Securities issued by the Corporation after the Original Issue Date, other than shares of Common Stock and Convertible Securities issued or issuable at any time:

                 (a)     upon conversion of the shares of Series A Preferred or
                    Series B Preferred authorized herein or upon conversion of Convertible Securities, provided that such Convertible Securities shall be deemed to be Additional Shares of Common Stock;

                 (b)     up to 1,762,396 shares of Common Stock issued to
                    employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors;

                 (c)     as a dividend or distribution on the Series A Preferred
                      or Series B Preferred or any event for which adjustment is made pursuant to subparagraph (d)(iv) and (d)(vi) hereof;

                 (d)     pursuant to any exercise of the Warrant to purchase
                      additional shares of Preferred Stock dated December 1996 made by the corporation in favor of Synopsys, Inc.;

                 (e)     in connection with capital asset leases or borrowings
                      for the acquisition of capital assets pursuant to approval by a majority of the Board of Directors; or

                 (f)     by way of a transaction described in Sections 4(d)(iv)
                      through 4(d)(vi) below.

         (ii). Adjustment of Conversion Price Upon Issuance of Additional Shares
               -----------------------------------------------------------------
               of Common Stock.  In the event this Corporation shall issue
               ---------------
               Additional Shares of Common Stock after the Original Issue Date without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(ii), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock or outstanding Options shall be deemed to be outstanding.

        (iii). Determination of Consideration.  For purposes of this Section
               ------------------------------
               4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1)       Cash and Property:  Such consideration shall:
                         -----------------

                 (a)     insofar as it consists of cash, be computed at the
                      aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                 (b)     insofar as it consists of property other than cash, be
                      computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                 (c)     in the event Additional Shares of Common Stock are
                      issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (2)       Options and Convertible Securities. In the case of
                      issuance of options to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exchangeable for Common Stock, the following provisions shall apply for all purposes of Section 4(d):

                 (a)     The aggregate maximum number of shares of Common Stock
                      deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraph 4(d)(iii)(1)), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby.

                 (b)     The aggregate maximum number of shares of Common Stock
                      deliverable upon conversion or in exchange for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraph 4(d)(iii)(1)).

                 (c)     In the event of any change in the number of shares of
                      Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                 (d)     Upon the expiration of any such options or rights, the
                      termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                 (e)     The number of shares of Common Stock deemed issued and
                      the consideration deemed paid therefor pursuant to subparagraphs 4(d)(iii)(2)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraph 4(d)(iii)(2)(C) or (D).

       (iv).   Adjustments for Subdivisions, Combinations or Stock Dividends of
               ----------------------------------------------------------------
               Common Stock.  In the event the outstanding shares of Common
               ------------
               Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased based on the ratio of (i) the number of shares of Common Stock outstanding immediately after such subdivision or stock dividend to (ii) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased on the same basis.

        (v).   Adjustments for Other Distributions.  In the event the
               -----------------------------------
               Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in (i) securities of the Corporation or other entities (other than shares of Common Stock and other than as otherwise adjusted in this Section 4), or
               (ii) evidences of indebtedness issued by the Corporation or other persons, or (iii) assets (excluding cash dividends) or options or rights not referred to in subparagraph 4(d)(iii)(2), then and in each such event provision shall be made so that the holders of Preferred

               Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such distribution which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Preferred Stock.

       (iv).   Adjustments for Recapitalization, Reclassification, Exchange and
               ----------------------------------------------------------------
               Substitution.  If at any time or from time to time the Common
               ------------
               Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision, combination of shares or merger or sale of assets transaction provided for above or in Section 2(d)), the Conversion Rate then in effect shall, concurrently with the effectiveness of such recapitalization, reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization.

     e.        No Impairment.  Except as provided in Section 7, the Corporation
               -------------
          will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

     f.        Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
          adjustment or readjustment of the Conversion Price or the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

     g.        Reservation of Stock Issuable Upon Conversion.   This Corporation
               ---------------------------------------------
          shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     h.        Notices of Record Date.  In the event that this Corporation shall
               ----------------------
          propose at any time:

        (i). to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

       (ii). to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

      (iii). to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

       (iv). to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of Preferred Stock:

               (a)       at least 20 days' prior written notice of the date on
                    which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

               (b)       in the case of the matters referred to in (iii) and
                    (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

5.        Redemption.  The shares of Series A Preferred and Series B Preferred
          ----------
     shall not be redeemable.

6.        Voting Rights.
          -------------

     a.        Vote Other Than for Directors.  Except as otherwise required by
               -----------------------------
          law, each share of Common Stock issued and outstanding shall have one vote and each share of Series A Preferred or Series B Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Series A Preferred or Series B Preferred is convertible as adjusted from time to time pursuant to
          Section 4 hereof.

     b.        Voting for Directors.  The Board of Directors shall consist of
               --------------------
          five (5) members. For so long as 25% or more of the issued shares of Series A Preferred have not been converted into Common Stock, the holders of the shares of Series A Preferred voting as a series shall be entitled to elect two (2) directors. The holders of Common Stock voting as a separate class shall be entitled to elect two (2) directors. The remaining director shall be elected by the holders of the Series A Preferred, Series B Preferred and Common Stock voting as provided in Section 6(a). In the event that 25% or more of the outstanding shares of Series A Preferred have been converted into Common Stock, then directors shall thereafter be elected by the holders of the Series A Preferred, Series B Preferred and Common Stock voting as provided in Section 6(a). A vacancy on the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Series A Preferred voting as a separate series shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of Common Stock voting as a separate class shall be filled by the vote or written consent of the holders of a majority of the Common Stock. Any vacancy occurring because of the death, resignation or removal of the director elected by the holders of the Series A Preferred, Series B Preferred and Common Stock voting together as a single class shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred, Series B Preferred and Common Stock voting as provided in

          Section 6(a). A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or series with voting power entitled to elect him in accordance with this Section 6(b) and the California Corporations Code.

     c.        Cumulative Voting.  The holders of Common Stock, Series A
               -----------------
          Preferred and Series B Preferred shall be entitled to cumulative voting rights as to the directors to be elected by each series or class, or the combined classes (as provided in Section 6(b) above), in accordance with the provisions of Section 708 of the California Corporations Code.

7.        Covenants.
          ---------

          In addition to any other rights provided by law, so long as shares of Series A Preferred and Series B Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Series A Preferred and Series B Preferred, voting together as a single class:

     a. amend or repeal any provision of, or add any provision to, this Corporation's Restated Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;

     b. authorize or issue shares of any series or class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

     c. effect in any transaction or series of transactions a sale or other conveyance of all or substantially all of the assets of the corporation or any of its subsidiaries, or any consolidation or merger involving the corporation or any of its subsidiaries where the corporation or such subsidiary is not the surviving corporation, or any sale of more than 50% of the corporation's capital stock; or

     d.        increase or decrease the authorized number of shares of Preferred
          Stock."

     3. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The authorized number of shares of Common Stock is 15,000,000, of which 5,113,750 are issued and outstanding. The authorized number of shares of

Preferred Stock is 2,263,799, all of which have been designated Series A Preferred and all of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

Date: December 10, 1996



                                      /s/ Mark R. Templeton
                                  ----------------------------------------------
                                  Mark R. Templeton, President



                                         /s/ Beth Bartel
                                    --------------------------------------------
                                    Beth Bartel, Secretary

                     RESTATED ARTICLES OF INCORPORATION OF

                          VLSI LIBRARIES INCORPORATED


     Mark R. Templeton and John G. Malecki certify that:

     1. They are the President and Secretary of VLSI Libraries Incorporated, a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

                                      "I.

     The name of the corporation is VLSI Libraries Incorporated.

                                      II.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporations Code.

                                     III.

     This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 2,263,799. 2,263,799 shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred").

     The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

     1.   Dividends.
          ----------

          The holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.15461 per share, per annum. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Preferred Stock has been paid or set apart.

     2.   Liquidation Preference.
          ----------------------

          In the event of any liquidation, dissolution, or winding up of the Corporation ("Liquidation"), either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

          (a) In the event of a Liquidation before March 20, 1999, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such Series A Preferred, an amount equal to the greater of (i) $1.5461 per share of Series A Preferred (as adjusted for stock dividends, stock splits, stock combinations and the like, the "Original Purchase Price"), plus an amount equal to a 25% rate of return compounded annually on the Original Purchase Price from the date of issuance of the first share of Series A Preferred issued to the date of liquidation, plus all declared and unpaid dividends thereon to the date fixed for distribution of assets, or (ii) the amount of any such distribution as though the holders of the Series A Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (in the aggregate, the "Liquidation Preference Amount"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred the full Liquidation Preference Amount, the holders of the Series A Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (b) In the event of a Liquidation occurring on or after March 20, 1999, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $1.5461 per share of each share of Series A Preferred then held by them (as adjusted for any stock dividends, stock splits, recapitalizations, combinations, consolidations, or the like, with respect to shares of the Preferred Stock), plus an amount equal to any declared but unpaid dividends on the Preferred Stock, or (ii) the amount of any such distribution as though the holders of the Series A Preferred were the holders of that number of shares of Common Stock of the corporation into which their shares of Series A Preferred are convertible as of the record date fixed for determination of the holders of Common Stock entitled to receive such distribution (the "Preference"). If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred the full Preference, the holders of the Series A Preferred shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (c) After payment or setting apart of payment of the Preference, the holders of Common Stock shall be entitled to receive the remaining assets of the corporation pro rata based upon the number of shares held by such holders of Common Stock.

          (d) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a sale of all or substantially all of the assets of the Corporation, or the undertaking by the Corporation of a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be treated as a liquidation, dissolution or winding up of the Corporation.

          (e) Any securities to be delivered to the holders of Preferred Stock pursuant to Section 2(a) or 2(b) above shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

               (1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

               (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

               (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of Preferred Stock which would been entitled to receive such securities or the same type of securities and which Preferred Stock represents at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections 2(e)(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of Preferred Stock which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          (f) In the event the requirements of Section 2(e) are not complied with, the Corporation shall forthwith either:

               (i) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with, or

               (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(h) hereof.

          (g) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

     3.   Voting Rights.
          -------------

          Holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with the holders of Common Stock, with respect to any questions upon which holders of Common Stock have the right to vote. Except as otherwise required by law or by Section 6 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

     4.   Conversion.
          ----------

          The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Series A Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price (as hereinafter defined) per share in effect for the Series A Preferred into the per share Conversion Value (as hereinafter defined) of such series.

          The Conversion Price per share of Series A Preferred shall be $1.5461 and the per share Conversion Value of Series A Preferred shall be $1.5461. The Conversion Price of Series A Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Series A Preferred is convertible is hereinafter referred to as the Conversion Rate of such share.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation with an aggregate offering price to the public of not less than $10,000,000. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Mechanics of Conversion.  No fractional shares of Common Stock
               -----------------------
shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments for Diluting Issues.
               -------------------------------

               (i)  Special Definitions.  For purposes of this Section 4(d), the
                    -------------------
following definitions shall apply:

               (1)  `Options' shall mean rights, options or warrants to
                     -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2)  `Original Issue Date' with respect to Series A Preferred
                     -------------------
means the date
on which the first shares of such series were first issued.

               (3)  `Convertible Securities' shall mean shares (other than the
                     ----------------------
Common Stock) convertible into or exchangeable for Common Stock.

               (4)  `Additional Shares of Common Stock' shall mean all shares of
                     ---------------------------------
Common Stock and Convertible Securities issued by the Corporation after the Original Issue Date, other than shares of Common Stock and Convertible Securities issued or issuable at any time:

                    (A) upon conversion of the shares of Series A Preferred authorized herein or upon conversion of Convertible Securities, provided that such Convertible Securities shall be deemed to be Additional Shares of Common Stock;

                    (B) up to 1,762,396 shares of Common Stock issued to employees, officers, directors, consultants, contractors or advisors of the Corporation pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors;

                    (C) as a dividend or distribution on Series A Preferred or any event for which adjustment is made pursuant to subparagraph (d)(iv) and
(d)(vi) hereof;

                    (D) in connection with capital asset leases or borrowings for the acquisition of capital assets pursuant to approval by a majority of the Board of Directors; or

                    (E) by way of a transaction described in Sections 4(d)(iv) through 4(d)(vi) below.

               (ii)  Adjustment of Conversion Price Upon Issuance of Additional
                     ----------------------------------------------------------
Shares of Common Stock. In the event this Corporation shall issue Additional
----------------------
Shares of Common Stock after the Original Issue Date without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(ii), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock or outstanding Options shall be deemed to be outstanding.

               (iii) Determination of Consideration.  For purposes of this
                     ------------------------------
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1)   Cash and Property:  Such consideration shall:
                     -----------------

                     (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                     (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                     (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (2)   Options and Convertible Securities. In the case of issuance
                     ----------------------------------
of options to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exchangeable for Common Stock, the following provisions shall apply for all purposes of Section 4(d):

                     (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraph 4(d)(iii)(1)), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby.

                     (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion or in exchange for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraph 4(d)(iii)(1)).

                     (C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                     (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                     (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs 4(d)(iii)(2)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraph 4(d)(iii)(2)(C) or (D).

               (iv)  Adjustments for Subdivisions, Combinations or Stock
                     ---------------------------------------------------
Dividends of Common Stock. In the event the outstanding shares of Common Stock
-------------------------
shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased based on the ratio of (i) the number of shares of Common Stock outstanding immediately after such subdivision or stock dividend to
(ii) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased on the same basis.

               (v)   Adjustments for Other Distributions.  In the event the
                     -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in (i) securities of the Corporation or other entities (other than shares of Common Stock and other than as otherwise adjusted in this Section 4 or as otherwise provided in Section 1(b)), or (ii) evidences of indebtedness issued by the Corporation or other persons, or (iii) assets (excluding cash dividends) or options or rights not referred to in subparagraph 4(d)(iii)(2), then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such distribution which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Preferred Stock.

               (vi)  Adjustments for Recapitalization, Reclassification,
                     ---------------------------------------------------
Exchange and Substitution. If at any time or from time to time the Common Stock
-------------------------
issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision, combination of shares or merger or sale of assets transaction provided for above or in Section 2(d)), the Conversion Rate then in effect shall, concurrently with the effectiveness of such recapitalization, reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization.

          (e)  No Impairment.  Except as provided in Section 7, the Corporation
               -------------
will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price or the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (g)  Reservation of Stock Issuable Upon Conversion.   This Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (h)  Notices of Record Date.  In the event that this Corporation shall
               ----------------------
propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of Preferred Stock:

               (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

     5.   Redemption.  The shares of Series A Preferred shall not be redeemable.
          ----------

     6.   Voting Rights.
          -------------

          (a)  Vote Other Than for Directors.  Except as otherwise required by
               -----------------------------
law, each share of Common issued and outstanding shall have one vote and each share of Series A Preferred issued and outstanding shall have the number of votes equal to the number of Common shares into which the Series A Preferred is convertible as adjusted from time of time pursuant to Section 4 hereof.

          (b)  Voting for Directors.  The Board of Directors shall consist of
               --------------------
five (5) members. For so long as 25% or more of the issued shares of Series A Preferred have not been converted into Common, the holders of the shares of Series A Preferred voting as a series shall be entitled to elect two (2) directors. The holders of Common voting as a separate class shall be entitled to elect two (2) directors. The remaining director shall be elected by the holders of the Series A Preferred and Common voting as provided in Section 6(a). In the event that 25% or more of the outstanding shares of Series A Preferred have been converted into Common, then directors shall thereafter be elected by the holders of the Series A Preferred and Common voting as provided in Section 6(a). A vacancy on the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Series A Preferred voting as a separate series shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of Common voting as a separate class shall be filled by the vote or
written consent of the holders of a majority of the Common.   Any vacancy
occurring because of the death, resignation or removal of a director elected by the holders of the Series A Preferred and Common voting together as a single class shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred and Common voting as provided in Section 6(a). A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or series with voting power entitled to elect him in accordance with this Section 6(b) and the California Corporations Code.

          (c)  Cumulative Voting.  The holders of Common and Series A Preferred
               -----------------
shall be entitled to cumulative voting rights as to the directors to be elected by each series or class, or the combined classes (as provided in Section 6(b) above), in accordance with the provisions of Section 708 of the California Corporations Code.

     7.   Covenants.
          ---------

          In addition to any other rights provided by law, so long as shares of Series A Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Preferred Stock, voting together as a single class:

          (a) amend or repeal any provision of, or add any provision to, this Corporation's Restated Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;

          (b) authorize or issue shares of any series or class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

          (c) effect in any transaction or series of transactions a sale or other conveyance of all or substantially all of the assets of the corporation or any of its subsidiaries, or any consolidation or merger involving the corporation or any of its subsidiaries where the corporation or such subsidiary is not the surviving corporation, or any sale of more than 50% of the corporation's capital stock; or

          (d) increase or decrease the authorized number of shares of Preferred Stock.


                                      IV.

     1.   Limitation of Directors' Liability.  The liability of the directors of
          ----------------------------------
this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2.   Indemnification of Corporate Agents.  This corporation is authorized
          -----------------------------------
to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

     3.   Repeal or Modification.  Any repeal or modification of the foregoing
          ----------------------
provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."



     3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The authorized number of Common Stock is 10,000,000, of which 5,029,000 are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

Date: March 14, 1996



                                    /s/ Mark R. Templeton
                                 -----------------------------------------------
                                 Mark R. Templeton, President



                                      /s/ John G. Malecki
                                  ----------------------------------------------
                                  John G. Malecki, Secretary